China Digital Communication Group 1901 Avenue of the Stars, Suite 201 Los Angeles, CA 9006 (310) 461-1322

NEWS RELEASE

China Digital Communication Group Appoints Wu Jiangcheng as New Chief Financial Officer

Los Angeles, CA and Shenzhen, China, January 5, 2007 -- China Digital Communication Group (OTC Bulletin Board: CHID) announced today that its board of directors has appointed Ms. Wu Jiangcheng as CFO of the company following the resignation of Sarah Shao. Chief Operating Officer and Director Su Yi Zheng also resigned, but a replacement has not yet been named.

Ms. Wu has more than 20 years experience in corporate accounting and financing. Since 2000, she has served as CFO of Shenzhen Xie Fu Shun Co., Ltd. and financed $50 million for the company. Before that, she served as CFO of Shenzhen Wan De Plastic Manufacturing Co., Ltd. for 10 years, where she helped raise $40 million in capital. She was also an accounting manager of Shenzhen Chaoyin Electric Co., Ltd. for two years, and she successfully financed U.S. $20 million for the company. Ms. Wu graduated in accounting major from Hu Bei Economic and Management Institute.

China Digital Chairman and CEO Xu Zhongnan said, “We are glad to have Ms. Wu as part of our team. She has tremendous experience that will help us with our financial operations and close ties with Bank of China, Agriculture Bank of China, Shenzhen Development Bank as well as CPA and auditing firms. We look forward to working with her.”

In addition to Wu’s appointment, Jacky Jiang was named an executive assistant for China Digital Communication Group in the U.S. He was a staff accountant of Jing Guan Vehicle Trading Co. in Liuzhou City of China from 2004 to 2005. Mr. Jiang graduated from Kelley School of business at Indiana University with an accounting major. He also has Bachelor’s of Science in marketing from Utah State University.

About China Digital Communication Group
China Digital Communication Group has two wholly owned subsidiaries, Shenzhen E’Jenie Science and Technology Development Co. Ltd. and Galaxy View International. E’Jenie manufactures and sells advanced high-quality lithium-ion battery shell and cap products to all major lithium-ion battery cell manufacturers in China and has recently begun manufacturing complete batteries. E’Jenie’s products are used to power mobile phones, MP3 players, laptops, digital cameras, PDAs, camera recorders and other consumer electronic digital devices. Galaxy View, through its subsidiary Sono Digital, is a leading supplier of third-generation (3G) communications technology and equipment in China. China Digital Communication Group is continuing its expansion, while seeking distribution partners and acquisitions in new global markets, including the United States. For more information, visit http://www.chinadigitalgroup.com or contact Jacky Jiang of China Digital Communication Group at (310) 461-1322, e-mail: info@chinadigitalgroup.com.

An investment profile on China Digital Communication Group may be found at http://www.hawkassociates.com/chidprofile.aspx.

For investor relations information regarding China Digital Communication Group, contact Frank Hawkins or Ken AuYeung, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com. An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com.

Forward-looking statement: This press release contains forward-looking statements and information that are based upon beliefs of, and information currently available to, the China Digital Communication Group’s management as well as estimates and assumptions made by the company's management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the company or company’s management identify forward looking statements. Such statements reflect the current view of the company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the company’s industry, the company’s operations and results of operations and any businesses that may be acquired by the company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the company believes that the expectations reflected in the forward-looking statements are reasonable, the company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Media Contact
Jacky Jiang
China Digital Communication Group
1901 Ave. of the Stars, Suite 201
Los Angeles, CA 90067
(310) 461-1322 phone
(310) 461-1323 fax

Investor Contact
Frank Hawkins or Ken AuYeung
(305) 451-1888
info@hawkassociates.com